As filed with the Securities and Exchange Commission on January 27, 1999
                                            Registration Statement No. 333-67123
                                            Form T-1 No. 22-
   ========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004
                             ______________________
                              AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

        MOBIL OIL CORPORATION
           EMPLOYEE STOCK
        OWNERSHIP PLAN TRUST                              MOBIL CORPORATION
          A NEW YORK TRUST                             A DELAWARE CORPORATION
             13-6044149                                      13-2850309
        (I.R.S. Employer No.)                           (I.R.S. Employer No.)


                               3225 Gallows Road
                            Fairfax, VA 22037-0001
                        Telephone Number (703) 846-3000

                               Agent for Service
                          CAROLE J. YALEY, Secretary
                               Mobil Corporation
                               3225 Gallows Road
                            Fairfax, VA 22037-0001
                         _____________________________
                 Please Send Copies of All Communications To:

RALPH N. JOHANSON, JR., ESQ.   CHARLES S. WHITMAN, III, ESQ.      JAMES F. HAYDEN, ESQ.
     Mobil Corporation             Davis Polk & Wardwell           White & Case L.L.P.
     3225 Gallows Road             450 Lexington Avenue         1155 Avenue of the Americas
   Fairfax, VA 22037-0001           New York, NY 10017             New York, NY 10036

                        _______________________________

      Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                        ______________________________

      The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $25,000,000 of debt securities and guaranties of the debt securities registered and remaining unissued under Registration Statement No. 33-34133-01 previously filed by the Registrants, in respect of which $6,250 has been paid to the Commission as filing fee.

                             SUBJECT TO COMPLETION

PROSPECTUS


                             MOBIL OIL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                                     TRUST


                                  $500,000,000
                                DEBT SECURITIES


                                 GUARANTEED BY
                               MOBIL CORPORATION


          We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                ______________


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 _____________





     (Once the registration statement is declared effective, the date of the prospectus will be inserted here.)


                        LEGEND FOR PROSPECTUS COVER PAGE

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS


About This Prospectus......................................   2

Mobil Corporation..........................................   3

Mobil Oil Corporation Employee Stock Ownership Plan Trust..   4

Where You Can Find More Information........................   5

Use of Proceeds............................................   6

Description of Securities..................................   7

Plan of Distribution.......................................  13

Legal Opinions.............................................  14

Experts....................................................  14



                         _____________________________



                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in the prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                               MOBIL CORPORATION

General

     Mobil, the guarantor of the debt securities, was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Its principal executive offices are located at 3225 Gallows Road, Fairfax, VA 22037-0001 (Telephone (703) 846-3000).

     Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the U.S. and international energy industries. It has many affiliates throughout the world -- separately incorporated and independently operated -- that are engaged in petroleum operations. Mobil is also involved in chemicals. Mobil, through its consolidated subsidiaries, has business interests in about 140 countries and employed approximately 42,700 people worldwide at December 31, 1997.

      Mobil Oil Corporation is a wholly-owned direct subsidiary of Mobil Corporation and is Mobil's principal operating subsidiary in the United States.

Ratio of Earnings to Fixed Charges (Unaudited)

Mobil's ratios of earnings to fixed charges (unaudited) are as follows:

                                         Year Ended December 31,
                                         ------------------------
                                        1993   1994  1995  1996  1997
                                        ----   ----  ----  ----  ----
Mobil Corporation....................   5.7(a)  5.3   5.9   7.8   8.1
___________
(a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

          These computations include Mobil, its consolidated subsidiaries and companies accounted for using the equity method. "Earnings" are determined by adding "total fixed charges," excluding capitalized interest, to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies accounted for using the equity method. "Total fixed charges" consist of:


    -   interest on all indebtedness;
    -   amortization of debt discount or premium;
    -   capitalized interest; and
    -   an interest factor attributable to rents.

     For the years ended December 31, 1993, 1994, 1995, 1996 and 1997, Fixed Charges exclude $31 million, $37 million, $28 million, $24 million and $29 million, respectively, of interest expense attributable to debt issued by the Mobil Oil Corporation Employee Stock Ownership Plan Trust and guaranteed by Mobil.

           MOBIL OIL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST

      The ESOP Trust, the issuer of the debt securities, is a part of the Employee Savings Plan of Mobil Oil Corporation. This Savings Plan provides eligible employees of Mobil and its participating subsidiaries with an equity interest in Mobil.

      Bankers Trust Company is the trustee of the ESOP Trust and holds the assets of the ESOP in trust for the benefit of participants in the ESOP. Assets of the ESOP are invested in shares of convertible preferred stock of Mobil. The assets of the ESOP Trust as of December 31, 1998, consisted principally of 164,986 shares of preferred stock, of which 83,878 shares have been allocated to participants' accounts.

      Mobil will unconditionally guarantee the ESOP Trust's obligations to pay principal and interest on the debt securities. Holders of the securities will have extremely limited no recourse against the ESOP Trust and therefore should not rely on the ESOP Trust in making any investment decision to purchase the securities. In the event the ESOP Trust is terminated by Mobil, Mobil will assume the obligation to pay principal and interest on the debt securities and the other obligations of the ESOP Trust under the indenture.

The Preferred Stock

      The following is a summary of the material provisions of the preferred stock of Mobil which is held by the ESOP Trust. For a description of all the terms of the preferred stock, see the Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock dated and filed in the office of the Secretary of State of the State of Delaware on November 22, 1989; a copy of that certificate was also filed as an exhibit to the registration statement on Form S-3 (No. 33-32651) filed by the ESOP Trust and Mobil.

   - Only the ESOP Trustee or other similar trustee may hold the preferred stock. Any time the preferred stock is transferred by any trustee, the preferred stock automatically converts into Mobil common stock.

   - Each share of the preferred stock is convertible into 100 shares of Mobil common stock at a conversion price of $38.875 per share of common stock.

   -    Each share of preferred stock has a liquidation price of $3,887.50.

   - The terms of the preferred stock are subject to adjustment to avoid dilution in certain circumstances.

   - The preferred stock ranks higher than Mobil's Series A Junior Participating Preferred Stock, the only other series of preferred stock currently authorized.

The Debt Securities

      The ESOP Trust initially acquired the preferred stock in 1989 with the proceeds from a bank loan. The bank loan was subsequently refinanced with the proceeds from a public offering of $800,000,000 9.17% Sinking Fund Debentures Due February 29, 2000, which debentures are guaranteed by Mobil.

      In 1990, the ESOP Trust filed a registration statement with the SEC pursuant to which the ESOP Trust proposed to offer up to $300,000,000 debt securities guaranteed by Mobil. The ESOP Trust has used that registration statement to issue $275,000,000 of medium-term notes from time to time to refinance the sinking fund debentures. As of the date of this prospectus, $275,000,000 of medium-term notes and $196,200,000 of sinking fund debentures were outstanding. The medium-term notes and the sinking fund debentures rank equally with the debt securities being offered with this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

      Mobil files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the public reference facilities of the SEC, in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You can access these materials electronically by means of the SEC's home page on the Internet (http:\\www.sec.gov). You can also inspect these materials at the New York Stock Exchange. You can obtain copies from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Mobil Savings Plan files an annual report with the SEC which contains information with respect to the ESOP Trust.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the following documents which have been filed by Mobil with the SEC (File No. 1-7555):

    -   Mobil's Annual Report on Form 10-K for the year ended December 31, 1997;

    - Mobil's Quarterly Reports on Form 10-Q for the quarters ended March 31,1998, June 30, 1998 and September 30, 1998; and

    - Mobil's Current Reports on Form 8-K filed on January 28, February 4, April 9, April 22, July 22, October 28, November 27, December 2, 1998 and January 27, 1999.

      We also incorporate by reference the following document which has been filed by the Savings Plan with the SEC (File No. 33-18130):

    - The Savings Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1998.

      We also incorporate by reference all documents filed by Mobil, the ESOP Trust or the Savings Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the debt securities from the date those documents are filed with the SEC.

      You may obtain copies of these documents without charge from the Secretary of Mobil, 3225 Gallows Road, Fairfax, VA 22037-0001 (telephone number (703) 846-
3000). Copies of the above Mobil documents may also be accessed electronically on Mobil's home page on the Internet (http:\\www.mobil.com).


                                USE OF PROCEEDS

      The ESOP Trust will use the proceeds of the sale of any of the debt securities to refinance certain debentures and other indebtedness incurred in refinancing the debentures. Sale proceeds may be held in cash or invested in cash equivalents until the proceeds are used to refinance other debt.

                           DESCRIPTION OF SECURITIES

      This prospectus describes certain general terms and provisions of the debt securities. When the ESOP Trust offers to sell a particular series of debt securities, it will describe the specific terms for the securities in a supplement to this prospectus. The ESOP Trust will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      The securities will be issued under an indenture, dated February 1, 1990, among the ESOP Trust, Mobil and Continental Bank, National Association. U.S. Bank Trust National Association is the successor to Continental Bank, National Association and is now the indenture trustee under the indenture. We have summarized the material provisions of the indenture below. The indenture has been incorporated by reference as an exhibit to this registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers in the indenture so that you can easily locate those provisions.

Terms of the Securities

      The debt securities will rank equally with all of the ESOP Trust's other unsecured and unsubordinated debt. The indenture does not limit the amount of debt the ESOP Trust may issue under the indenture or otherwise. The prospectus supplement, including any pricing supplement, will set forth some or all of the following terms of any series of any debt securities:

    -   the title of the debt securities;

    -   the total principal amount of the debt securities;

    - the date or dates on which the ESOP Trust will pay the principal on the debt securities;

    - the interest rate or rates, if any, at which the debt securities will bear interest or that the securities are non-interest bearing original issue discount securities;

    - the dates from which interest will accrue and on which the interest will be payable;

    -   the record date for the interest payable on any interest payment date;

    - the basis upon which the interest will be calculated if other than a 360-day year of twelve 30-day months;

    - the place or places where the principal of and interest on the debt securities will be payable;

    - any provisions that would obligate us to repurchase or otherwise redeem the securities;

    -   any payments due if the maturity of the debt securities is accelerated;

    - any index used to determine the amount of payments of principal of and interest on the debt securities; and

    - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series. (Sections
        2.01 and 2.02.)

      If the prospectus supplement indicates that a series of securities will be issued as original issue discount securities, those securities will be sold to investors at a discount from their principal amount. In the event that the securities are sold to investors as original issue discount securities, special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement. "Original issue discount securities" means (i) any security which provides for an amount less than the stated principal amount to be due and payable upon an acceleration of the maturity pursuant to the indenture and (ii) any other security which for United States federal income tax purposes would be considered an original issue discount security.

Guaranty

      Mobil will fully and unconditionally guarantee the payment of principal and interest on the securities. Under the guaranties Mobil waives the right to require any holder of securities to proceed first against the ESOP Trust. The guaranties will not be affected by any legal prohibition that may prevent the ESOP Trust from making payments in respect of the securities.

      The guaranties will be unsecured obligations of Mobil and will rank equally with all other unsecured and unsubordinated obligations of Mobil. Mobil will have limited rights of subrogation in the event of payment under the guaranties. (Section 2.15.)

Forms of the Securities

      The securities will be issued in fully registered form and, unless otherwise indicated in the prospectus supplement, will be issued in denominations of $1,000 and integral multiples thereof. The securities may also be issued pursuant to a book-entry system. If securities are issued pursuant to a book-entry system, the securities will be deposited with a depositary which will be named in the prospectus supplement and you will not receive a certificate registered in your name representing your securities.

Transfer and Exchange of the Securities

      If you receive a certificate representing your securities, you may transfer those securities by surrendering the certificate to the indenture trustee or any other transfer agent the ESOP Trust appoints. The transfer agent will then register the securities in the name of your transferee and deliver a new certificate to that person. You may also exchange your certificate for other certificates in authorized denominations. You should refer to the prospectus supplement or pricing supplement for the record dates for interest payments, since interest will be paid to the person in whose name the securities were registered on the record date, even if the securities were transferred or exchanged subsequently. (Section 2.08.)

Covenants

      The ESOP Trust has agreed to pay the principal of and interest on the securities on the dates and in the manner provided in the indenture. (Section 4.01.)

       Mobil has agreed to file with the indenture trustee copies of the annual reports and information, documents and other reports which Mobil or the ESOP Trust may be required to file with the SEC or comparable information if Mobil is not required to file this information, documents and reports. (Section 4.02.)

      In addition, Mobil has agreed to make, or cause one of its subsidiaries to make, cash contributions to the ESOP Trust on or prior to each date on which payment of principal of or interest on the securities is due in amounts which, together with any other assets available for payment, will be sufficient to timely make principal or interest payments. This covenant is subject to the following exceptions:

    - if Mobil Oil terminates, modifies or amends the Savings Plan, the ESOP or the ESOP Trust; or

    - if a contribution by Mobil is inconsistent with the requirements of ERISA or the Internal Revenue Code.

If Mobil cannot or does not make these cash contributions to the ESOP Trust, the obligations of Mobil pursuant to the guaranties shall continue in full force and effect as described under "Guaranty" above. (Section 4.03.)

Successors

      Neither the ESOP Trust nor Mobil may merge into any other entity, or transfer or lease substantially all of its assets to another entity unless:

    - the successor entity assumes all the obligations of its predecessor under the indenture and the debt securities or the guaranties, as the case may be; and

    - as a result of the transaction, no event of default will have occurred and be continuing; and,

    - as to Mobil, its successor shall be a United States corporation. (Section 5.01 and 5.02.)

Mobil or one of its a subsidiaries may assume the payment of the principal of and interest on all securities issued under the indenture and the performance of every covenant of the indenture on behalf of the ESOP Trust. Upon an assumption, Mobil or the applicable subsidiary shall have the same rights and obligations as the ESOP Trust under the indenture, and the ESOP Trust shall be released from its liability under the indenture. (Section 5.03.)

Discharge of Indenture

      The ESOP Trust and Mobil reserve the right to terminate their obligations under the indenture, the securities, the guaranties, or the securities of any series, including the guaranties for that series. In order to terminate their obligations, the ESOP Trust and/or Mobil must irrevocably deposit with the indenture trustee cash or U.S. government securities sufficient to pay, when due, the principal of and any interest on all the securities or all the securities of a series, as the case may be. The indenture trustee will apply the deposited money and the money from the U.S. government securities to the payment of principal of and interest on the securities of each series in respect of which the deposit was made. (Sections 8.01 and 8.02.)

Events of Default

    The following events are examples of events of default with respect to the securities:

    - we fail to pay interest when due on any security of that series for 30 days;

    -   we fail to pay principal of any security of that series;

    - we fail to comply with any of our other agreements with respect to the securities of that series and the failure continues for 90 days after we receive notice; and

    -   certain events of bankruptcy or insolvency of Mobil;


A payment default with respect to one series is not a default with regard to any other series of securities issued pursuant to the indenture. (Section 6.01.)

      If an event of default occurs with respect to debt securities of any series and is continuing, the indenture trustee or the holders of at least 25% in principal amount of all of the outstanding securities of that series may declare the principal of, and any accrued interest on, all the securities of that series to be due and payable. Securities of all other series will not be affected. If the securities of a series are original issue discount securities, the terms of those securities will specify what portion of the principal amount may be declared due and payable. An acceleration will not be enforceable against the ESOP Trust or the assets thereof, but the limitation on enforceability will not prevent any holder from enforcing that holder's rights against Mobil under the guaranties, giving full effect to the acceleration. (Section 6.02.)

      Holders of securities may not enforce the indenture, the securities of any series or the guaranties except as provided in the indenture. (Section 6.06.) The indenture trustee may require indemnity satisfactory to it before it enforces the indenture, the securities or the guaranties. (Section 7.01(e).) Except in certain cases, holders of a majority in principal amount of the securities of each series affected may direct the indenture trustee to use its trust powers with respect to securities of that series. (Section 6.05.) The indenture trustee may withhold from holders of securities notice of any continuing default, except a default in payment of principal or interest, if it determines that withholding notice is in their interests. (Section 7.05.)

Amendment and Waiver

      The ESOP Trust, Mobil and the indenture trustee may modify the indenture and the securities with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the modification. The guaranties may be waived with the consent of the holders of a majority in principal amount of outstanding securities of each series affected by a waiver. However, without the consent of each affected holder of securities, the ESOP Trust, Mobil and the indenture trustee may not:

    - reduce the amount of securities whose holders must consent to a modification;

    - reduce the interest rate or change the time for payment of interest on any security;

    -   reduce the principal of, or change the fixed maturity of, any security;

    -   waive a default in the payment of principal or interest; or

    - make any security payable in a currency other than that stated in the security. (Section 9.02.)



      The ESOP Trust, Mobil and the indenture trustee may be amend or supplement the indenture without the consent of any holder of securities:

    - to cure any ambiguity, defect or inconsistency in the indenture or in the securities of any series;

    -   to secure the securities;

    - to provide for the assumption of all the obligations of Mobil under the indenture and the guaranties in connection with a merger or transfer or lease of substantially all of Mobil's assets;

    - to provide for the assumption by Mobil or one of its subsidiaries of all obligations of the ESOP Trust under the securities and the indenture;


    -   to provide for the issuance of a series of securities;

    - to provide for uncertificated securities in addition to or in place of certificated securities;

    - to add to rights of holders of securities or surrender any right or power of the ESOP Trust or Mobil; or

    - to make any change that does not adversely affect the rights of any holder of securities. (Section 9.01.)

Taxation

      Any interest a holder receives for the securities will not be excludable from that holder's federal gross income under former Section 133 of the Internal Revenue Code.

Limitations on Recourse

      Holders of the securities will have no recourse against the assets of the ESOP Trust, or any other assets related to the Savings Plan or the ESOP, except that the holders generally will have rights to payment out of the following assets of the ESOP Trust:

    - cash contributions made by Mobil or its subsidiaries to the ESOP Trust to enable it to meet its obligations under the securities and earnings attributable to the contributions; and

    - employer securities not allocated to the accounts of participants in the ESOP Trust, and earnings thereon, to the extent permitted by ERISA and the Internal Revenue Code.


      The Savings Plan includes both the ESOP Trust and other assets unrelated to and held separately from the ESOP Trust. Although the other assets will be reflected in the Savings Plan's annual financial statements, holders of securities will have no recourse against the other assets.

      The ESOP Trustee has executed the indenture and will execute the securities solely in its capacity as trustee under the trust agreement and with the agreement of Mobil. Neither the ESOP Trustee nor any director, officer, employee or stockholder of the ESOP Trustee or of Mobil nor any assets of the Savings Plan which are not part of the ESOP Trust shall have any liability for any obligation of the ESOP Trust or Mobil. Each holder of securities by accepting a security will be deemed to waive and release all of this liability.

      Notwithstanding the foregoing, the obligations of Mobil pursuant to the guaranties shall continue in full force and effect as described above.

      It is possible that the ESOP Trust may be prevented by the provisions of the Internal Revenue Code and ERISA from applying its assets to the repayment of securities. For example, an acceleration is not enforceable against the ESOP Trust or its assets, but this limitation does not prevent any holder from enforcing its rights against Mobil under the guaranties, giving full effect to the acceleration. (Section 6.02)

Concerning the Indenture Trustee

      U.S. Bank Trust National Association, the successor trustee to Continental Bank, National Association, is the indenture trustee. Mobil and certain of its affiliates maintain banking relationships in the ordinary course of business with the indenture trustee.

Governing Law

      The indenture, the securities and the guaranties will be governed by and construed in accordance with the laws of the State of New York.


                             PLAN OF DISTRIBUTION

General

      The ESOP Trust may sell the securities directly to purchasers, through agents, dealers or underwriters or through a combination of any of these methods of sale.

      The ESOP Trust may distribute the securities from time to time in one or more transactions either:

    -   at a fixed price or prices, which may be changed;

    -   at market prices prevailing at the time of sale;

    -   at prices related to prevailing market prices; or

    -   at negotiated prices.

      Offers to purchase securities may be solicited directly by the ESOP Trust or its agents may solicit offers to purchase the securities from time to time. The prospectus supplement will include the name of any agent involved in the offer or sale of the securities, and any commissions payable by Mobil to that agent.

      If a dealer is used in the sale of the securities, the ESOP Trust will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

      If an underwriter or underwriters are used in the sale of the securities, the ESOP Trust and Mobil will enter into an underwriting agreement with that underwriter or underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities.

      The ESOP Trust and Mobil may enter into agreements to indemnify underwriters, dealers, agents and other persons against certain civil liabilities, including liabilities under the Securities Act.

Delayed Delivery Arrangements

      If indicated in the prospectus supplement, Mobil will authorize underwriters, dealers or other persons acting as the ESOP Trust's agents to solicit offers from certain institutions to purchase securities from the ESOP Trust pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by Mobil. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities shall not be prohibited under the laws of the jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the ESOP Trust will sell to those underwriters the securities not sold for delayed delivery. The underwriters, dealers and these other persons will not have any responsibility in respect of the validity or performance of these contracts.

                                LEGAL OPINIONS

       Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil, will issue an opinion on the legality of the securities and the guaranties. Mr. Johanson has an interest in certain securities of Mobil.

      On behalf of dealers, underwriters or agents, Davis Polk & Wardwell will issue an opinion on certain legal matters in connection with the offering of the securities and the guaranties.

                                    EXPERTS

      Ernst & Young LLP, independent auditors, have audited Mobil's consolidated financial statements included in Mobil's Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this registration statement by reference. Mobil's consolidated financial statements are incorporated by reference in reliance upon their report given upon the authority of the firm as experts in accounting and auditing.

      Ernst & Young LLP, independent auditors, have audited the Savings Plan's financial statements included in the Savings Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1998, as set forth in their report, which is incorporated in this registration statement by reference. The Savings Plan's financial statements are incorporated by reference in reliance upon their report given upon the authority of the firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Filing Fee.................  $132,050
Rating Agency Fees............................................    50,000*
Fees and Expenses of Indenture Trustee........................     5,000*
Printing and Engraving Securities.............................     5,000*
Printing and Distribution of Registration Statement,
  Prospectus, Prospectus Supplements, Distribution Agreement, Underwriting Agreement, Indenture and Miscellaneous
  Material....................................................    50,000*
Accountants' Fees and Expenses................................    40,000*
Legal Fees and Expenses.......................................    50,000*
Blue Sky Fees and Expenses....................................    30,000*
Miscellaneous Expenses........................................    50,000*
                                                                --------
       Total..................................................  $412,050*
                                                                ========
__________
* Estimated


Item 15.    Indemnification of Directors and Officers.

Reference is made to the provisions of Article VI of Mobil's By-Laws filed as
Exhibit 3-b hereto.

Section 145 of the General Corporation Law of Delaware, to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil's By-Laws.

Mobil has obtained a Directors and Officers liability insurance policy, effective November 1, 1997, issued by National Union Fire Insurance Company, and excess insurance policies issued by various commercial underwriters effective the same or later dates, pursuant to which the directors and certain officers of Mobil are insured against certain liabilities they may incur in their respective capacities.

Mobil has obtained a pension trust liability policy, effective May 1, 1996, issued by National Union Fire Insurance Company, pursuant to which Mobil, the Savings Plan and other persons are insured against certain liabilities they may incur in connection with alleged breaches of fiduciary duty.

Mobil has agreed to hold harmless the ESOP Trustee and its directors, officers, employees and agents, from and against certain liabilities including liabilities
(i) arising out of certain statements contained in or omissions from any instrument, document or other material in respect of any acquisition, holding, registration, valuation or disposition of Mobil stock or offering of Securities or any omission or alleged omission with respect to the foregoing, subject to certain exceptions, or (ii) arising out of certain statements or omissions in any registration statement or prospectus or any amendment or supplement.

Any agents, dealers or underwriters, who execute any of the agreements filed as
Exhibit 1-a or 1-b to this registration statement, will agree to indemnify Mobil's directors and officers and the ESOP Trust and its affiliates against certain liabilities which might arise under the Securities Act from information furnished to Mobil by or on behalf of any such indemnifying party.

Item 16.   Exhibits.

1-a Form of Underwriting Agreement. Incorporated by reference to Exhibit 1-a to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

1-b Form of Distribution Agreement. Incorporated by reference to Exhibit 1-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

3-a Copies of the following: (i) Certificate of Incorporation of Mobil Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to Exhibit 3-(a)(ii) to the Registration Statement on Form S-3 (No. 33-32651), filed under Form SE dated December 14, 1989; and (iii) Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock of Mobil Corporation, as amended in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).2 filed on Form 8-K, July 11, 1997.

3-b Copy of By-Laws of Mobil Corporation as amended to February 27, 1998. Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9, 1998.

4-a Indenture dated as of February 1, 1990 among Mobil Oil Corporation Employee Stock Ownership Plan Trust, Mobil Corporation and Continental Bank, National Association. Incorporated by reference to Exhibit 4-a to Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed February 13, 1990.

4-b Forms of Securities. Incorporated by reference to Exhibit 4-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

5* Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, as to the legality of the securities and the guaranties to be issued.

12*   Computation of Ratio of Earnings to Fixed Charges (Unaudited).

23-a* Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, is contained in his opinion filed as
      Exhibit 5.

23-b* Consent of Ernst & Young LLP, Independent Auditors.

24-a* Powers of Attorney -- Mobil Corporation.

24-b* Certified copy of Resolution of the Board of Directors of Mobil
      Corporation.

25*   Statement of Eligibility of Trustee.

99 Mobil Oil Corporation Employee Stock Ownership Plan Trust Agreement dated November 21, 1989. Incorporated by reference to Exhibit 28 to Registration Statement on Form S-3 (No. 33-32651) filed under Form SE on December 14, 1989.

______________
*Previously filed.

Item 17.   Undertakings.

     Each undersigned registrant hereby undertakes, with respect to itself, as appropriate:

          (a)(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (I) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange

     Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mobil Corporation pursuant to the foregoing provisions, or otherwise, Mobil Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mobil Corporation of expenses incurred or paid by a director, officer or controlling person of Mobil Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mobil Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 27th day of January, 1999.


                                    MOBIL OIL CORPORATION
                                    EMPLOYEE STOCK OWNERSHIP PLAN
                                    TRUST STOCK OWNERSHIP TRUST
                                    PLAN


                                    By Bankers Trust Company, not in its
                                    individual corporate capacity but solely as Trustee


                                    By /s/ Frank Eipper
                                       -------------------------------------
                                       Frank Eipper, Vice President

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia , on the 27th day of January, 1999.

                                    MOBIL CORPORATION

                                    By /s/ Gordon G. Garney
                                       ---------------------------------------
                                       (Gordon G. Garney, as Attorney-in-Fact)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
Lucio A. Noto*                      Director, Chairman of the
                                    Board and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
Harold R. Cramer*                   Executive Vice President and Chief Financial
                                    Officer

PRINCIPAL ACCOUNTING OFFICER:
Steven L. Davis*                    Controller and Principal
Accounting Officer

DIRECTORS:
Lewis M. Branscomb*
Donald V. Fites*
Charles A. Heimbold, Jr.*
Allen F. Jacobson*
Samuel C. Johnson*
Helene L. Kaplan*
J. Richard Munro*
Aulana L. Peters*
Eugene A. Renna*
Charles S. Sanford, Jr.*
Robert G. Schwartz*
Iain D.T. Vallance*

*By /s/ Gordon G. Garney
    --------------------
   (Gordon G. Garney, as Attorney-in-Fact)

________________
  * by power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Directors and Officers.

                                 EXHIBIT INDEX

Item                            Description                                                          Page No.
-------------------------------------------------------------------------------------------------------------
1-a   Form of Underwriting Agreement. Incorporated by reference to Exhibit 1-a to
      Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

1-b   Form of Distribution Agreement. Incorporated by reference to Exhibit 1-b to
      Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990

3-a   Copies of the following:  (i) Certificate of Incorporation of Mobil
      Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii) Certificate of
      Designation, Preferences and Rights of Series A Junior Participating
      Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to Exhibit 3-(a)(ii) to the Registration Statement on Form S-3
      (No. 33-32651), filed under Form SE dated December 14, 1989; and (iii)
      Certificate of Designation, Preferences and Rights of Series B ESOP
      Convertible Preferred Stock of Mobil Corporation, as amended in effect May
      20, 1997.  Incorporated by reference to Exhibit 3(i).2 filed on Form 8-K,
      July 11, 1997.

3-b   Copy of By-Laws of Mobil Corporation as amended to February 27, 1998.
      Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9, 1998.

4-a   Indenture dated as of February 1, 1990 among Mobil Oil Corporation
      Employee Stock Ownership Plan Trust, Mobil Corporation and Continental
      Bank, National Association.  Incorporated by reference to Exhibit 4-a to
      Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed
      February 13, 1990.

4-b   Forms of Securities. Incorporated by reference to Exhibit 4-b to
      Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

5*    Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and
      Securities of Mobil Corporation, as to the legality of the securities and the guaranties to be issued.

12*   Computation of Ratio of Earnings to Fixed Charges (Unaudited).

23-a* Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, is contained in his opinion filed as
      Exhibit 5.

23-b*  Consent of Ernst & Young LLP, Independent Auditors.

24-a* Powers of Attorney -- Mobil Corporation.

24-b* Certified Resolution of the Board of Directors of Mobil Corporation.

25*   Statement of Eligibility of Trustee.

99 Mobil Oil Corporation Employee Stock Ownership Plan Trust Agreement dated November 21, 1989. Incorporated by reference to Exhibit 28 to
      Registration Statement on Form S-3 (No. 33-32651) filed under Form SE on
      December 14, 1989.

_______________
*Previously filed.